Master Government Securities LLC
File Number: 811-21300
CIK Number: 1186241
For the Period Ending: 9/30/2008

Pursuant to Exemptive Order Release No. IC-18748 dated June 2, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six month period ended September 30, 2008.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/02/2008	$65,900	Merrill Lynch Government	2.25%	04/09/2008
04/09/2008	65,200	Merrill Lynch Government	2.10	04/16/2008
04/16/2008	64,800	Merrill Lynch, Pierce, Fenner & Smith	2.15	04/23/2008
04/23/2008	63,200	Merrill Lynch, Pierce, Fenner & Smith	1.90	04/30/2008
04/30/2008	62,750	Merrill Lynch, Pierce, Fenner & Smith	1.90	05/07/2008
05/06/2008	40,000	United States Treasury	1.88	06/05/2008
05/07/2008	63,100	Merrill Lynch, Pierce, Fenner & Smith	1.90	05/14/2008
05/14/2008	64,000	Merrill Lynch, Pierce, Fenner & Smith	1.98	05/21/2008
05/21/2008	64,300	Merrill Lynch, Pierce, Fenner & Smith	1.97	05/28/2008
05/28/2008	65,000	Merrill Lynch, Pierce, Fenner & Smith	2.15	06/04/2008
06/04/2008	60,600	Merrill Lynch, Pierce, Fenner & Smith	2.05	06/11/2008
06/11/2008	59,900	Merrill Lynch, Pierce, Fenner & Smith	2.15	06/18/2008
06/18/2008	59,500	Merrill Lynch, Pierce, Fenner & Smith	1.98	06/25/2008
06/25/2008	60,500	Merrill Lynch, Pierce, Fenner & Smith	2.00	07/02/2008
07/02/2008	59,000	Merrill Lynch, Pierce, Fenner & Smith	2.15	07/09/2008
07/09/2008	59,600	Merrill Lynch, Pierce, Fenner & Smith	2.05	07/16/2008
07/16/2008	59,000	Merrill Lynch, Pierce, Fenner & Smith	2.02	07/23/2008
07/23/2008	55,000	Merrill Lynch, Pierce, Fenner & Smith	2.00	07/30/2008
07/30/2008	55,000	Merrill Lynch, Pierce, Fenner & Smith	2.15	08/06/2008
08/06/2008	55,150	Merrill Lynch, Pierce, Fenner & Smith	2.00	08/13/2008
08/13/2008	56,300	Merrill Lynch, Pierce, Fenner & Smith	2.07	08/20/2008
08/20/2008	55,600	Merrill Lynch, Pierce, Fenner & Smith	2.00	08/27/2008
08/27/2008	56,600	Merrill Lynch, Pierce, Fenner & Smith	2.05	09/03/2008
09/03/2008	54,950	Merrill Lynch, Pierce, Fenner & Smith	2.05	09/10/2008
09/10/2008	54,700	Merrill Lynch, Pierce, Fenner & Smith	2.05	09/17/2008
09/17/2008	55,350	Merrill Lynch, Pierce, Fenner & Smith	1.90	09/24/2008
09/24/2008	63,700	Merrill Lynch, Pierce, Fenner & Smith	1.20	10/01/2008